UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 15, 2014

Basta Holdings Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL 33154

(Address of principal executive offices)

(305) 867-1228
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01                      Other Events

On August 15, 2014 we entered into a Letter of Intent with Heliflight Peru SAC (“Heliflight Peru”) which provides the frame work for the leasing of helicopters to Heliflight Peru.  Both parties have 90 days to complete due diligence and to execute a final agreement and one hundred twenty (120) days to close the transaction.  The LOI requires that once a final agreement is reached, Heliflight Peru will be required to lease helicopters with certain minimum hours.  The amount of revenues which the Company will generate if a final agreement is reached is to be determined.  There is of no assurance that a final agreement will be reached. The LOI with Heliflight Peru is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

10.1	Letter of Intent with Heliflight Peru

99.1	Announcement with respect to the Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basta Holdings Corp.
(Issuer)

By:	/s/ Jacob Gitman
Jacob Gitman, President

Dated: August 18, 2014